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

                                    EXHIBIT A


FUNDS                                                                      EFFECTIVE DATE
-----                                                                      --------------
First Trust Dow Jones STOXX(R) European Select Dividend Index Fund          08/23/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund       08/23/2007
First Trust Dow Jones Global Select Dividend Index Fund                     11/20/2007
First Trust Europe Select AlphaDEX(TM) Fund
First Trust Japan Select AlphaDEX(TM) Fund
First Trust Global IPO Index Fund
First Trust ISE Global Wind Energy Index Fund                               06/13/2008
First Trust ISE Global Engineering and Construction Index Fund              10/09/2008
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund    11/05/2009
First Trust ISE Global Copper Index Fund                                    03/05/2010
First Trust ISE Global Platinum Index Fund                                  03/05/2010
First Trust BICK Index Fund                                                 03/31/2010

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